Lexaria Announces Groundbreaking Technology Licensing Agreement

Kelowna, BC / March 22, 2016 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) is very pleased to announced it has effected a Letter of Intent to license its patent pending technology for the purpose of entering the U.S. regulated medical and adult use cannabis edibles marketplace. Lexaria is not itself producing any products under the agreement, instead making its technology available to state-licensed entities.

Under the terms of the agreement, the Licensee will pay a minimum of US$122,000 to Lexaria over the initial two-year term contemplated, which provides for a limited scope of exclusivity to a pre-defined product line in the state of Colorado. The agreement contemplates significant opportunities to expand, both in scope of products offered as well as geographically. If the Licensee were to introduce three product lines utilizing the Lexaria technology in each of four states contemplated, for example, then Lexaria could expect to receive $1,064,000 over approx 3 ½ years, and the Licensee would enjoy semi-exclusivity to introduce its quality products in each of those states. There is no maximum amount of compensation defined by the Letter of Intent. A definitive agreement is expected to be announced in the coming weeks.

Lexaria is currently in discussions with several other enlightened companies also interested in licensing the Lexaria absorption and flavour enhancing technology that provides for improved food consumption experiences and performance for their customers. Increasingly, companies realize that flavor enhancement and more efficient and effective absorption of active molecules not only benefits consumers, but is becoming a necessity as companies look to individualize their products and compete in increasingly crowded market sectors. Lexaria’s technology provides significant competitive advantages to its licensed partners.

“Time and again, in every test situation we have devised, Lexaria’s technology continues to show widespread positive analytical and consumer outcomes,” said John Docherty, President of Lexaria. “We applaud that our first licensing partner recognizes the benefits this technology enables, and their determination to provide their customers with the very best that cutting edge science and technology can provide.”

The parties have already collaborated on human testing using Lexaria’s technology compared to conventional bioabsorption enhancement formulations beginning in early February. Testing thus far has evaluated cannabis oil infused gourmet chocolates created by the Licensee incorporating Lexaria’s technology in comparison to chocolates formulated using a leading aqueous solubility enhancing agent used in commercial food production today capable of enabling cannabinoid intestinal absorption.

In early results, test subjects ranked those chocolates that had been created with Lexaria’s technology as the best tasting, most palatable and providing the best overall experience of the chocolates sampled. Furthermore, the test subjects indicated a time of onset of the cannabis oil effects in as little as 15-20 minutes on average. The study included 12 volunteers who were all regular cannabis consumers with experience ingesting conventional edibles. All chocolates used in the study were blinded (unmarked) in order that the subjects could not discern the product formulations applied.

“This, our first technology licensing activity, demonstrates to all stakeholders that our technology offers valuable benefits to corporate partners, even before our patents are awarded,” said Chris Bunka, CEO of Lexaria. “We expect our technology to eventually be present in food products across America and internationally, not just enabling improved cannabinoid food experiences, but also doing so for vitamins and a host of other bioactive molecules.”

Lexaria’s unique patent pending technology allows for more efficient and effective absorption of certain molecules such as vitamins and cannabinoids, while simultaneously masking and at times even eliminating inherent strong flavours and/or odors typical of those molecules. Lexaria’s technology is extremely cost effective to implement and applicable to the widest imaginable spectrum of foods including but not limited to chocolates, candies, coffee, tea, bottle drinks of all kinds including carbonated or those containing alcohol, protein bars, cookies, pastas, entrees, breads, and much, much more.

About Lexaria

Lexaria is a food sciences company focused on the delivery of active compounds that can behave as superfoods through its proprietary infusion technologies. Lexaria’s technology enables higher bioavailability rates for CBD; THC; NSAIDs; Nicotine and other molecules than is possible without lipophilic enhancement technology. This can allow for lower overall dosing requirements and/or higher effectiveness in active molecule delivery. Lexaria hopes to reduce other common but less healthy ingestion methods such as smoking as it embraces the benefits of public health. www.lexariaenergy.com

About ViPovaTM

ViPovaTM uses only legal hemp oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea, coffee, and hot chocolate. ViPovaTM uses its patent-pending process to infuse concentrated amounts of hemp oil within lipids, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for hemp oil/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that the Company’s technology enables higher rates of absorption of certain molecules such as vitamins and cannabinoids while simultaneously masking and at times even eliminating inherent strong flavors and/or odors typical of those molecules, or that the technology will function in a similar manner if tested with THC, nicotine, or any of the other molecules named in our patent applications. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever, nor that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that a definitive agreement will be reached to license the Company’s technology to any third party in return for compensation. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.